EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SM&A Amended and Restated Employee Stock Purchase Plan of our reports dated March 13, 2007, relating to the consolidated financial statements, the effectiveness of SM&A’s internal control over financial reporting, and schedule of SM&A appearing in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

Costa Mesa, California
August 1, 2007